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Exhibit 3.2

Centerpulse Ltd.

INTERNAL REGULATIONS

Table of Contents

1.	Basis and Object	2
2.	The Corporate Bodies	2
3.	Duties of the Board of Directors	2
4.	Delegation of Authority	3
5.	Constitution and Organisation of the BoD	4
6.	The Chairman	6
7.	The Vice-Chairman	6
8.	The Compensation Committee	6
9.	The Nominating Committee	7
10.	The Corporate Governance Committee	8
11.	The Science & Ethics Committee	8
12.	The Production & Logistics Committee	9
13.	The Finance & Audit Committee	9
14.	The Secretary of the BoD	10
15.	The Chief Executive Officer ("CEO")	10
17.	The Executive Committee ("EC")	11
18.	Reporting	11
19.	Signature Authority / Separation of Power	12
20.	Group Companies	12
21.	Effective Date, Changes to the Internal Regulations	13

Annexes 1, 2 and 3

1.	Basis and Object

1.1
	These Internal Regulations are issued pursuant to Art. 712 et seq., especially Art. 716b, of the Swiss Code of Obligations ("CO"). The delegation of the day-to-day management is furthermore based on Art. 15 of the Articles of Incorporation of Centerpulse Ltd. ("the Company").		Basis
1.2
	These Internal Regulations determine the duties and competencies of the Board of Directors ("BoD") and the delegation of duties and competencies to other corporate bodies. They further set out the rules regarding the constitution and organisation of the BoD and of the corporate bodies to which competencies are delegated.		Object

2.	The Corporate Bodies

2.1	The organisation of the Company's executive functions comprises the following bodies:		In General
	a)	The Board of Directors ("BoD")
	b)	The Chairman and the Vice-Chairman
	c)	The Compensation Committee, the Nominating Committee, the Corporate Governance Committee, the Science & Ethics Committee, the Production & Logistics Committee and the Finance & Audit Committee
	d)	The Secretary of the BoD
	e)	The Chief Executive Officer ("CEO")
	f)	The Executive Committee ("EC")

3.	Duties of the Board of Directors

3.1	The BoD has the following non-transferable and inalienable duties (Art. 14 al. 2 of the Articles of Incorporation):		Non-transferable Duties
a)
		The ultimate direction and the determination of the strategy of the Company and all its subsidiaries ("Group Companies", together with the Company the "Centerpulse Group") and the issuance of the necessary instructions to the management	Strategy
	b)	The establishment of a framework of the organisation	Organisation
	c)	The basic structuring of the accounting system, of a system of financial controls, and of the financial planning	Finance System
d)
		The approval of the appointment (and suspension) of the persons entrusted with the top-management and representation of the Centerpulse Group, i.e. the CEO, the CFOand all members of the EC, as well as the organisation of their respective power of signature	Management
	e)	The supervision of the management of the Centerpulse Group	Supervision
	f)	Decisions on the general content of the business (annual) report and on the interim reporting; determination of the accounting standard	Financial Statements

	g)	The preparation of the general meeting of shareholders and the implementation of its resolutions	General Meetings
	h)	Notification to the judge in case of overindebtedness (Art. 725-725a CO)	Over-indebtedness
i)
		Decisions in connection with capital increases pursuant to Art. 651a, 652g, 653g CO; decisions pursuant to Art. 634a al. 1 CO (shares not fully paid in) and Art. 651 al. 4 CO (increase of share capital in the case of authorised capital)	Share Capital

4.	Delegation of Authority

4.1	The BoD delegates the management of the Company and of the Centerpulse Group to the CEO, the CFO and to the EC except for the following tasks:		Delegation to the CEO, the CFO and the EC
	a)	the non-transferable duties set out in § 3.1
	b)	the tasks and authority retained by the BoD (or delegated to the Chairman) according to Annex 1 to these Internal Regulations
c)
the duties and competencies which are delegated to the Compensation Committee, the Nominating Committee, the Corporate Governance Committee, the Science & Ethics Committee, the Production & Logistics Committee and the Finance & Audit Committee. These tasks and authority are contained in their respective charters as approved by the BoD and are further set in §§ 8 - 13 hereinafter
4.2	Specifics regarding the decision taking mechanism and the authority of the CEO, the CFO and the EC are set out in Annex 1		Specifics
4.3
	The CEO, the CFO and the EC are allowed to delegate their duties and competencies to other members of the management, it being understood that the CEO and the EC remain fully responsible for all tasks and authority delegated to them by the BoD.		Sub-delegation

5.	Constitution and Organisation of the BoD

5.1	The BoD constitutes itself.		Constitution

The Chairman, the Vice-Chairman as well as the members of the Compensation Committee, the Nominating Committee, the Corporate Governance Committee and the Finance & Audit Committee are elected among and by the BoD members, usually in the first BoD meeting after the annual shareholder's meeting.
The BoD appoints its Secretary.
5.2	Meetings of the BoD shall be held whenever business requires or if requested by a member of the BoD, but there shall be at least four meetings per calendar year.		Meetings

5.3
	Pursuant to Art. 16 al. 1 of the Articles of Incorporation, the Chairman, or in the event of him being prevented, the Vice-Chairman, and in his prevention, any other member of the BoD, invites the members of the BoD in writing (by mail, e-mail or by facsimile) to Board meetings, indicating the agenda points of the meeting. The invitation must be sent out at least 5 working days prior to the Board meeting ("Meeting").			Notice of Meeting
5.4
	Together with the invitation or shortly thereafter, the Chairman shall send out all necessary supporting material, which shall be in the hands of the Board members at least 3 working days prior to the Meeting.			Supporting Material
5.5	The CEO and all other members of the EC or other members of management are invited to Board meetings at the sole discretion of the Chairman.			Presence of Management
5.6	Each member of the BoD may request the Chairman to call a meeting (i.e. send out an invitation) within 20 days.			Requests
5.7	Meetings can—at the Chairman's discretion—also be held in form of conference calls, whether audio or video.			Other Forms of Meetings
Resolutions can be taken at meetings, by means of audio and/or video conferences or by circular letter.
Resolutions taken by circular letter are subject to the proviso that no member of the BoD requests a meeting.
5.8	a)
		Resolutions can only validly be taken if a majority of all BoD members is present at the meeting or participating at the telephone or video conference ("Quorum"). In case of a resolution by circular letter it is sufficient for a quorum if a majority of all BoD members participates and no member of the BoD requests a meeting within the time limit set. Unless otherwise provided, the time limit for circular resolutions is ten (10) days from the date of the receipt of the circular letter.		Quorum
b)
Resolutions according to § 3.1 i) can also be validly taken if one BoD member only is present, provided that this member has been entrusted by the majority of the BoD to represent the BoD, in particular with regard to
		—	capital increases pursuant to Art. 652g and 653g CO, and
		—	the deletion of conditional capital according to Art. 653i CO.
c)
In the event the Quorum is not attained, the Chairman shall either (i) request a vote by circular letter within 3 days, whereby the written request is to be sent to all BoD members who can be reached and (ii) should one of the BoD members request a meeting pursuant to § 5.7 III of the Internal Regulations, the Chairman may—at his discretion—announce a meeting or an audio and/or video conference to take place within 1 day in which no Quorum is needed to validly pass a resolution.
5.9
	Resolutions are taken in accordance with Art. 16 of the Articles of Incorporation, whether in a meeting or in (audio and/or video) conferences, by the majority of the BoD members present/participating. Resolutions by circular letter are taken if a majority of the BoD accepts the resolution within the time limit set.			Majority

5.10	According to Art. 16 al. 2 of the Articles of Incorporation, the Chairman of the BoD has a casting vote in the event of a tie.		Casting Vote
5.11	Resolutions and a summary of the deliberations at meetings, as well as of audio and/or video conferences are to be recorded in the form of minutes.		Minutes

In accordance with Art. 16 al. 4 of the Articles of Incorporation, the minutes of resolutions that have been taken at meetings (§ 5.7) require subsequent approval at the next ordinary meeting of the BoD.
In any event, all minutes are to be signed by the Chairman and the Secretary pursuant to Art. 16 al. 3 of the Articles of Incorporation.
5.12	A BoD member shall abstain from voting if he has a personal interest in a matter other than an interest in his capacity as shareholder of the Company.		Conflict of Interests

6.	The Chairman

6.1	The Chairman is elected for a term of one year pursuant to § 5.1 of the Internal Regulations.		Election
6.2	The Chairman has all tasks and authority conferred to him by law, the Articles of Incorporation, these Internal Regulations as well as by Annex 1 hereto as amended from time to time.		Tasks and Authority
6.3
	In the absence of the Chairman, the Vice-Chairman shall perform the Chairman's duties and competencies. This extends to the duties and competencies of the Chairman in his capacity as member of any corporate body of the Company.		Representation

7.	The Vice-Chairman and the Lead Director

7.1	The Vice-Chairman is elected for a term of one year pursuant to § 5.1 of the Internal Regulations.		Election
7.2	The duties and competencies of the Vice-Chairman result from these Internal Regulations, especially § 6.3.		Tasks and Authority
7.3	For as long as the function of the Chairman and the CEO are combined, the Board will name a Lead Director who will fulfil the duties as per Annex 3.

8.	The Compensation Committee

8.1
	The Compensation Committee members and the Committee Chairman are designated by the BoD pursuant to § 5.1 of the Internal Regulations. The Chairman of the BoD is an ex officio member of the Compensation Committee, but he shall not hold the position of Committee Chairman.		Constitution
8.2	The Compensation Committee determines the compensation policy of Centerpulse and decides on the remuneration of members of the BoD and of the EC.		Authority
Its duties comprise also the guidance of the Centerpulse Group:
	a)	in offering market- and performance-related compensation schemes in order to attract and retain the personnel having the necessary qualifications

	b)	in assuring the compensation to be related to the sustained development and success of the company
	c)	in limiting the diluting effect of Employee Option Plans (EOPs)
	d)	in developing contracts with the top-management that are adapted to market practices as well as in the interest of the Centerpulse Group

The detailed authority of the Compensation Committee result from these Internal Regulations, from the Committee charter (drawn up as per § 8.3) as well as from Annex 1 hereto as amended from time to time.
8.3	The Committee sets up its charter in order to outline the aforementioned duties in detail and submits it to the BoD for approval.		Charter
8.4	The Committee Chairman can nominate internal advisers to the Committee from among the management.		Advisers
8.5	With the approval of the Chairman of the BoD the Compensation Committee may seek external advice.		External Advice

9.	The Nominating Committee

9.1
	The Nominating Committee members and the Committee Chairman are designated by the BoD pursuant to § 5.1 of the Internal Regulations. The Chairman of the BoD is an ex officio member of the Nominating Committee but shall not hold the position of Committee Chairman.		Constitution
9.2	The Nominating Committee sets out the principles applicable:		Authority
	a)	to the selection of candidates for the BoD
	b)	to the re-election of members of the BoD, and
	c)	to the selection of the CEO
and makes respective proposals to the BoD.

The duties and authority of the Nominating Committee result from these Internal Regulations, from the Committee charter (drawn up as per § 9.3) as well as from Annex 1 hereto as amended from time to time.
9.3	The Committee sets up its charter in order to outline the aforementioned duties in detail and submits it to the BoD for approval.		Charter
9.4	The Committee Chairman can nominate internal advisers to the Nominating Committee from among the management.		Advisers
9.5	With the approval of the Chairman of the BoD the Nominating Committee may seek external advice.		External Advice

10.	The Corporate Governance Committee

10.1
	The Corporate Governance Committee members and the Committee Chairman are designated by the BoD pursuant to § 5.1 of the Internal Regulations. The Chairman of the BoD is an ex officio member of the Corporate Governance Committee.		Constitution

10.2
	The Corporate Governance Committee measures the Group's governance against best practice recommendations; ensures and evaluates the Group's disclosure policy; reviews the Group's external communications policy in the context of best practices in the markets deemed most relevant; monitors investor relations activities; examines how reports are made, especially with regard to whether they fulfil the needs and expectations of international investors; monitors the shareholder structure.	Authority

Moreover, the Corporate Governance Committee shall point out any inefficiency deriving from the delegation of authority as outlined in these Internal Regulations and its Annexes, and submit suggestions for improvement to the BoD.
10.3	The Committee sets up its charter and submits it to the BoD for approval.	Charter
10.4	The Committee chairman can nominate internal advisers to the Committee from among the management.	Advisers
10.5	With the approval of the Chairman of the BoD the Corporate Governance Committee may seek external advice.	External Advice

11.	The Science & Ethics Committee

11.1	The Science & Ethics Committee members and the Committee Chairman are designated by the BoD pursuant to § 5.1 of the Internal Regulations.	Constitution
11.2
	The Science & Ethics Committee is in charge of the continued assessment of R&D activities of the Centerpulse Group and its product pipeline. It supervises the commercial viability of the products, paying due respect to the scientific and ethical issues.	Authority
11.3	The Committee sets up its charter and submits it to the BoD for approval.	Charter
11.4	The Committee chairman can nominate internal advisers to the Committee from among the management.	Advisers
11.5	With the approval of the Chairman of the BoD the Science & Ethics Committee may seek external advice.	External Advice

12.	The Production & Logistics Committee

12.1	The Production & Logistics Committee members and the Committee Chairman are designated by the BoD pursuant to § 5.1 of the Internal Regulations.	Constitution
12.2	The Production & Logistics Committee observes the resource management in order to anticipate adverse impacts on the sustained development of efficient production and logistic capacities.	Authority
12.3	The Committee sets up its charter and submits it to the BoD for approval.	Charter
12.4	The Committee chairman can nominate internal advisers to the Committee from among the management.	Advisers
12.5	With the approval of the Chairman of the BoD the Production & Logistics Committee may seek external advice.	External Advice

13.	The Finance & Audit Committee

13.1
	The Finance & Audit Committee members and the Committee Chairman are designated by the BoD pursuant to § 5.1 of the Internal Regulations. The Chairman of the BoD is an ex officio member of the Finance & Audit Committee, but he shall not hold the position of Committee Chairman.	Constitution
The majority of the Committee members shall be non-executive, independent members of the BoD.
13.2
	The Finance & Audit Committee's duties are an independent evaluation of the external auditing, the internal control system and the review of the annual and interim financial reporting. Moreover, the Finance & Audit Committee shall review the investment policy in respect of investments of group assets, the treasury policy and the capital structure of the balance sheet. It shall also consider the ratings received from rating agencies. The duties and authority of the Committee result from these Internal Regulations, from the Committee charter (drawn up as per § 13.3) as well as from Annex 1 hereto as amended from time to time.	Authority
13.3	The Committee sets up its respective charter and submits it to the BoD for approval.	Charter
13.4	The Committee Chairman can nominate internal advisers to such Committee from among the management.	Advisers
13.5	With the approval of the Chairman of the BoD, the Finance & Audit Committee may seek external advice.	External Advice

14.	The Secretary of the BoD

14.1	The Secretary is appointed by the BoD for a term of one year pursuant to § 5.1 of the Internal Regulations. The Secretary needs not be a member of the BoD.	Appointment
14.2
	The Secretary has the duties and authority set out by law. Furthermore, the Secretary assists the BoD, the Chairman, the Vice-Chairman and the Committees to co-ordinate and fulfil their duties and assignments in accordance with these Internal Regulations.	Duties and Authority

15.	The Chief Executive Officer ("CEO")

15.1	The CEO shall be elected by the BoD.	Election
15.2
	The CEO has the overall management responsibility of the Centerpulse Group. Specific duties and the authority of the CEO result from these Internal Regulations and from Annex 1 hereto as amended from time to time.	Duties and Authority

16.	The Chief Financial Officer ("CFO")

16.1	The CFO is elected by the BoD at the recommendation of the CEO.	Election
16.2	Duties and the authority of the CFO or the CFO results from the Internal Regulations as well as Annex 1 hereto as amended from time to time.	Duties and Authority

17.	The Executive Committee ("EC")

17.1	The EC consists of those members of senior management appointed by the BoD. The EC is chaired by the CEO.		Constitution
17.2	Duties and authority of the EC result from these Internal Regulations and from Annex 1 hereto as amended from time to time.		Duties and Authority
17.3	Meetings are held and decisions are taken in analogy to § 5.7 - 5.10 of the Internal Regulations.		Meetings
The CEO may, however, override any decision of the EC, in which case the CEO's decision must be reflected in the minutes drawn up as per § 16.4.
17.4
	Minutes are to be drawn from each meeting, audio and/or video conference. The minutes are to be signed by the CEO and are to be provided to the Chairman of the BoD within 10 working days after the meeting.		Minutes

18.	Reporting

18.1	The CEO (or, if so instructed by the CEO,any EC member) and the Chairmen of all Committees shall regularly inform the BoD of all matters which are relevant for the BoD.		Regular Reporting
18.2	In all matters which are relevant for the exercise by the BoD of its duties and competencies, extraordinary events shall be immediately reported in writing:		Extraordinary Events
	a)	by the CEO and the Committee Chairmen to the BoD members and
	b)	by the members of the EC to the CEO
	c)	by the members of the other Committees to the respective Committee Chairman.
18.3
	The CFO provides to all members of the BoD monthly financial results of the Centerpulse Group within 15 working days following the end of each month; quarterly results are sent within the same 15 working days to all members of the BoD.		Financial Reporting
18.4	Each BoD member has, at any time, the right to request from the CEO information on the course of business of the Centerpulse Group and on individual business transactions equally.		Right to Information

The CEO shall provide upon request of any BoD member access to the information and to the books and files of the Company and, to the extent possible under local law, to all Group Companies pursuant to Art. 715a al. 3 and 4 CO.
The CEO shall inform without delay the Chairman of the BoD of a request in the sense of this § 17.4.
The CEO shall provide all information requested according to this § 17.4, except in cases of a possible conflict of interest in the sense of § 5.12 of the Internal Regulations.

19.	Signature Authority / Separation of Power

19.1	Members of the BoD and of management so designated by the BoD, shall have joint signature power by two.	BoD and Corporate Management
19.2	Sole signature power is not allowed at any Group Company except for items specifically mentioned in Annex 3.	No Sole Signature Power
19.3	Accountants in any Group Company or members of the internal audit are not entitled to bank signature authority.	Accounting and Internal Audit Personnel
19.4	Purchase and disbursement functions must not be with the same person in any Group Company.	Purchase/ Disbursement

20.	Group Companies

20.1
	All rights the Company has in its capacity as direct or indirect shareholder of Group Companies will be exercised pursuant to the rules laid down according to § 10.1 of Annex 1. Subject to compulsory provisions of local law applicable to such Group Companies, all rights will be exercised in the best interest of the Company and its shareholders and in compliance with these Internal Regulations and with Annex 1 as amended from time to time.	Conduct of Group Companies
20.2
	The EC members shall submit to the BoD via the CEO all business decisions of Group Companies as per Annex 2. All other transaction in Group Companies shall be authorised or approved pursuant to the Management Authorisation Guidelines stipulated pursuant to § 10.1 of Annex 1 or as per policies approved pursuant to Annex 1.	Submission to BoD for Approval

21.	Effective Date, Changes to the Internal Regulations

21.1
	These Internal Regulations have been approved by decision of the BoD dated and replace all previous Internal Regulations. They shall enter into force as of . At such date, the new corporate bodies as appointed by the BoD shall replace the disappearing corporate bodies.	Approval and Effective Date
21.2	These Internal Regulations or the Annexes hereto can be changed at any time by a decision of the BoD.	Amendments

Zurich	, this	3 October	2002

The Chairman		The Vice-Chairman
/s/ MAX LINK		/s/ ROLF WATTER

Annexes

Adopted by resolution of the Board of Directors dated August 22, 2002

Annex 1

TO THE
INTERNAL REGULATIONS
OF THE
BOARD OF DIRECTORS
OF
CENTERPULSE Ltd.

(DUTIES AND AUTHORITY WITH RESPECT TO TRANSACTIONS OF CENTERPULSE Ltd.)

Table of Functions

1.	General Duties of the Board of Directors
2.	Organisation
3.	Finance and Administration
4.	Personnel
5.	Quality Assurance
6.	Sales and Marketing
7.	Environmental Policy
8.	Resource Management
9.	External Auditors
10.	Miscellaneous

Annex 1 to the Internal Regulations of the BoD of CENTERPULSE Ltd.

Authority:	D = Decision	Priority:	I =
	R = Recommendation		II =
P = Preparation
C = Controlling
A = Approval
Duties	BoD	Chair- man	CEO	CFO	(EC) : Executive Committee
(COMP) : Compensation Committee
(NOM) : Nominating Committee
(CGC) : Corporate Governance Committee
(SEC) : Science & Ethics Committee
(PLC) : Production & Logistics Committee
(Aud) : Finance and the Audit Committee

1.	GENERAL DUTIES OF THE BOARD OF DIRECTORS
A.	GENERAL
	1.1	Constitution of the Board :
		—	Election of the Chairman	D
		—	Election of the Vice-Chairman	D
		—	Appointment of the Secretary	D
		—	Election of Compensation, Nomination, Corporate Governance and Finance and the Audit Committee Members and Committee Chairmen	D
	1.2	Hiring and dismissal:
		—	of the CEO and EC members	D		R		R (NOM) / C (COMP)
		—	of the internal audit director	D				R (Aud)
	1.3	Authorisation of signature power		D		R	P	R (CGC)
	1.4	Preparation and organisation of the General Meetings of the Shareholders			D			R (EC) / P (CGC)
	1.5	Approval of the Annual and Interim Reports for submission to the Shareholders		D		R I		R II (Aud)
	1.6	Invitation to the General Meetings of the Shareholders and determination of agenda		D	R			P (CGC)
	1.7	Execution of Decisions taken by the General Assembly			C
	1.8	Compensation of the Chairman, the CEO, the Directors and members of Board Committees						D (COMP)
	1.10	Compensation of members of the EC				R		D (COMP)

Annex 1 to the Internal Regulations of the BoD of CENTERPULSE LTD.

Authority:	D = Decision
R = Recommendation
P = Preparation
C = Controlling
A = Approval
Duties	BoD	Chair- man	CEO	CFO	(EC) : Executive Committee
(COMP) : Compensation Committee
(NOM) : Nominating Committee
(CGC) : Corporate Governance Committee
(SEC) : Science & Ethics Committee
(PLC) : Production & Logistics Committee
(Aud) : Finance and the Audit Committee

B.	LEGAL
	1.10	Conditions for issue of shares, participation certificates, bonds, etc.		D			R
	1.11	Application for commercial register			D			R (EC)
	1.12	Litigation
		—	Dispute resolution policy	D				R (EC)
		—	To the extent not covered by the policy authority to institute and terminate law suits/tax :
			— up to 5 mio CHF litigation or settlement value			D
			— above 5 mio CHF	D		P		R (EC)
C.	STRATEGY AND STRATEGIC TRANSACTIONS
	1.14	Decision on company's strategy and objectives		D		P
	1.15	Decision on the company's overall group structure (to the extent not covered by § 3.6)		D		R		P (EC)
	1.16	Business Plans and Budget		A		R		P (EC)
	1.17	Capital Appropriations:
		—	up to 10 mio CHF			D
P
		—	above 10 mio CHF and up to 25 mio CHF		D	R	P
		—	above 25 mio CHF	D		R	P
	1.18	Acquisition or divestment of real estate:: — up to 10 mio CHF
						D	P
		—	above 10 mio CHF and up to 25 mio CHF		D	R	P
		—	above 25 mio CHF	D		R	P
	1.19	Acquisition or divestment of technological know-how:
		—	up to 10 mio CHF
						D		P (EC)
		—	above 10 mio CHF and up to 25 mio CHF		D	R		P (EC)
		—	above 25 mio CHF	D		R		P (EC)

Annex 1 to the Internal Regulations of the BoD of CENTERPULSE LTD.

Authority:	D = Decision
R = Recommendation
P = Preparation
C = Controlling
A = Approval
Duties	BoD	Chair- man	CEO	CFO	(EC) : Executive Committee
(COMP) : Compensation Committee
(NOM) : Nominating Committee
(CGC) : Corporate Governance Committee
(SEC) : Science & Ethics Committee
(PLC) : Production & Logistics Committee
(Aud) : Finance and the Audit Committee

	1.20	Long term contracts in general (amount over the total period, i.e. until first termination, unless budgeted) :
		—	up to 10 mio CHF			D
		—	above 10 mio CHF and up to 25 mio CHF		D	P		R (EC)
		—	above 25 mio CHF	D		P		R (EC)
2.	ORGANISATION
	2.1	Authorisation of business policy of business units				D		A / C (EC)
	2.2	Decision on management structure of Centerpulse Group		D		R		R (EC)
	2.3	Decision on the reporting system (MIS)		D		R	/P	R (Aud)
3.	FINANCE AND ADMINISTRATION
	3.1	Decision on the Company's and Group's finance policy					P	D (Aud)
	3.2	Determination of accounting standards		D		R	P	R (Aud)
	3.3	Sign-Off re: accuracy of financial results				D	D	R (EC)
	3.4	Group Controlling: standards and execution		A			R
	3.5	Treasury Policy				R		D (Aud)
		Treasury execution					D
	3.6	Group reorganisation, integration of acquisition (including tax planing appeals) in case exposure exceeds 25 mio CHF		D		P	R
	3.7	Decision on signature power policy for bank accounts		A			D
	3.8	Expense authority (including external loans, guarantees and similar legally binding instruments, write-offs, IT-Investments or other items), unless budgeted, if exposure is :
		—	up to 10 mio CHF according to § 2.3			D	R
		—	above 10 mio CHF and up to 25 mio CHF		D	R
		—	above 25 mio CHF	D		R
	3.9	Insurance policy					R	D (Aud)

Annex 1 to the Internal Regulations of the BoD of CENTERPULSE LTD.

Authority:	D = Decision
R = Recommendation
P = Preparation
C = Controlling
A = Approval
Duties	BoD	Chair- man	CEO	CFO	(EC) : Executive Committee
(COMP) : Compensation Committee
(NOM) : Nominating Committee
(CGC) : Corporate Governance Committee
(SEC) : Science & Ethics Committee
(PLC) : Production & Logistics Committee
(Aud) : Finance and the Audit Committee

4.	PERSONNEL
	4.1	Personnel policy				D (EC)
	4.2	Training policy :
		—	General training program			D (EC)
		—	Training objectives			D (EC)
	4.3	Compensation policy		D	R	P (COMP)
	4.4	Remuneration of members of the members of the EC plus one management level below the EC			R	D (COMP)
		Employment agreements on corporate level for senior management			R	D (COMP)
5.	QUALITY ASSURANCE
	5.1	General QA policy		D	R	P (Aud)
	5.2	QA program			D	R (EC)
	5.3	Quality control			D	C (Aud) / R (EC)
6.	SALES AND MARKETING					C (PLC)
	6.1	Determination of marketing-, sales-, PR- and Advertising-policy			D	R (EC)
	6.2	PR-policy				D (EC)
	6.3	Corporate identity policy		D	P	R (EC)
	6.4	Marketing and sales program			D	R (EC)
	6.6	Pricing Policy			D	R (EC)
	6.7	Sales Contracts deviating materially from standard forms			D

Annex 1 to the Internal Regulations of the BoD of CENTERPULSE LTD.

Authority:	D = Decision
R = Recommendation
P = Preparation
C = Controlling
A = Approval
Duties	BoD	Chair- man	CEO	CFO	(EC) : Executive Committee
(COMP) : Compensation Committee
(NOM) : Nominating Committee
(CGC) : Corporate Governance Committee
(SEC) : Science & Ethics Committee
(PLC) : Production & Logistics Committee
(Aud) : Finance and the Audit Committee

7.	ENVIRONMENTAL POLICY				D (EC) C (SEC)
8.	RESOURCE MANAGEMENT				D (EC) C (PLC)
9.	EXTERNAL AUDITORS (Submittal to General Assembly)		D		R (Aud)
10.	MISCELLANEOUS
10.1
		Rules on duties, responsibilities and authority of members on the EC and Guidelines and policy statements with respect to transactions taking place at subsidiary level, including Management authorisation Guidelines	D	R	P (CGC)
	10.2	Items voluntarily brought to the BoD for approval by the CEO	D	P

Zurich	, this	3 October	2002

The Chairman		The Vice-Chairman
/s/ MAX LINK		/s/ ROLF WATTER

Annex 2

TO THE
INTERNAL REGULATIONS
OF THE
BOARD OF DIRECTORS
OF
CENTERPULSE Ltd.

(DUTIES AND AUTHORITY IN GROUP COMPANIES)

Table of Functions

1.	General Duties of the Board of Directors
2.	Organisation
3.	Finance and Administration
4.	Personnel
5.	Quality Assurance
6.	Sales and Marketing
7.	Environmental Policy
8.	Resource Management

Annex 2 to the Internal Regulations of the BoD of CENTERPULSE LTD. (Duties and Competencies with respect to Group Companies)

Authority :	RV = Review
DRV = Decision after review
D = Decision
R = Recommendation
C = Controlling
A = Approval
Duties				BoD of Centerpulse Ltd.	CEO of Centerpulse Ltd.	CFO of Centerpulse Ltd.	EC or as delegated pursuant to the Management Authorisation Guidelines	AGM Local/Board Management of Subsidiary
1.	GENERAL DUTIES OF THE BOARD OF DIRECTORS
A.	GENERAL
	1.1	Constitution of the Board :
		—	Election of the Chairman				RV	D
		—	Election of the Vice-Chairman				RV	D
		—	Appointment of the Secretary				RV	D
		—	Election of Compensation and Finance and the Audit Committee Members and Committee Chairmen				RV	D
	1.2	Hiring and dismissal:
		—	of the members of country managers		RV			DRV
	1.3	Authorisation of signature power				RV		DRV
	1.4	Preparation and organisation of the General Meetings of the Shareholders, including invitation and agenda					RV	D
	1.5	Approval of the Annual and Interim Reports for submission to the Shareholders					RV	D
	1.6	Invitation to the General Meetings of the Shareholders and determination of relating agenda			RV			D
	1.7	Execution of Decisions taken by the General Assembly					RV	C
	1.8	Remuneration of Directors			RV			DRV

Annex 2 to the Internal Regulations of the BoD of CENTERPULSE LTD. (Duties and Competencies with respect to Group Companies)

Authority :	RV = Review
DRV = Decision after review
D = Decision
R = Recommendation
C = Controlling
A = Approval
Duties				BoD of Centerpulse Ltd.	CEO	CFO	EC or as delegated pursuant to the Management Authorisation Guidelines	AGM / Board / Management of Subsidiary
B.	LEGAL
	1.9	Conditions for issue of shares, participation certificates, bonds, etc.
		—	to third parties			R		D
		—	to group companies		RV			DRV
	1.10	Application for commercial register					RV	D
	1.11	Litigation
		—	Dispute resolution policy to the extent not covered by the respective policy on group level				RV	DRV
		—	To the extent not covered by the policy authority to institute and terminate law suits / tax:
			— up to 5 mio CHF litigation or settlement value		RV			DRV
			— above 5 mio CHF	RV	R			DRV
	1.12	Incorporation or liquidation of Group Company (at any level), if not approved in connection with reorganisation (§ 3.5) or acquisition proposal					RV	DRV
	1.13	Change in capital in, intra-group financing or sale of Group Company, if not approved in connection with reorganisation (§ 3.5) or acquisition proposal :
		—	up to 10 mio CHF				RV	DRV
		—	above 10 mio CHF and up to 25 mio CHF		RV			DRV
		—	above 25 mio CHF	RV				DRV
C.	STRATEGY and Strategic Transactions
	1.14	Decision on Group Company's strategy and objectives to the extent not covered by the respective policy on group level					RV	DRV
	1.15	Business Plans and Budget			RV			DRV
	1.16	Entering into joint ventures, investment (unless budgeted) :
		—	up to 10 mio CHF				RV	DRV
		—	above 10 mio CHF and up to 25 mio CHF		RV			DRV
		—	above 25 mio CHF	RV				DRV
	1.17	Acquisition, Dispositions, Divestments and Asset Disposals, investment (unless budgeted) :
		—	up to 10 mio CHF				RV	DRV
		—	above 10 mio CHF and up to 25 mio CHF		RV			DRV
		—	above 25 mio CHF	RV				DRV

Annex 2 to the Internal Regulations of the BoD of CENTERPULSE LTD. (Duties and Competencies with respect to Group Companies)

Authority :	RV = Review
DRV = Decision after review
D = Decision
R = Recommendation
C = Controlling
A = Approval
Duties				BoD of Centerpulse Ltd.	CEO of Centerpulse Ltd.	CFO of Centerpulse Ltd.	EC or as delegated pursuant to the Management Authorisation Guidelines	AGM / Board / Management of Subsidiary
D.	OTHERS
	1.18	Real estate
		—	Real estate policy to the extent not covered by the respective policy on group level				RV	DRV
		—	To the extent not covered by the policy with respect to sale, purchase of real estate, construction work, leasehold improvements or lease payments (amount until first termination possibility) :
			— up to 10 mio CHF				RV	DRV
			— above 10 mio CHF and up to 25 mio CHF		RV			DRV
			— above 25 mio CHF	RV				DRV
	1.19	Decision on the Group Company's trade mark policy to the extent not covered by the respective policy on group level			RV		R	DRV
	1.20	Long term contracts in general (amount over the total period, i.e. until first termination, unless budgeted):
		—	up to 10 mio CHF				RV	DRV
		—	above 10 mio CHF and up to 25 mio CHF		RV			DRV
		—	above 25 mio CHF	RV				DRV
2.	ORGANISATION
	2.1	Authorisation of business policy of subsidiary					RV	DRV
	2.2	Decision on management structure of the subsidiary					RV	DRV
	2.3	Decision on the reporting system (MIS)			RV	R/P		DRV
3.	FINANCE AND ADMINISTRATION
	3.1	Decision on the Group Company's finance policy				R	RV	DRV
	3.2	Determination of accounting standards					RV	DRV
	3.3	Organisation of finance controlling					RV	DRV
	3.4.	Treasury Policy to the extent not covered by the respective policy on group level					RV	DRV
		Treasury execution					RV	DRV

Annex 2 to the Internal Regulations of the BoD of CENTERPULSE LTD. (Duties and Competencies with respect to Group Companies)

Authority :	RV = Review
DRV = Decision after review
D = Decision
R = Recommendation
C = Controlling
A = Approval
Duties				BoD of Centerpulse Ltd.	CEO of Centerpulse Ltd.	CFO of Centerpulse Ltd.	EC or as delegated pursuant to the Management Authorisation Guidelines	AGM / Board / Management of Subsidiary
	3.5	Group reorganisation, integration of acquisitions (including tax planning aspects) proposals					RV	DRV
		—	up to 10 mio CHF				RV	DRV
		—	above 10 mio CHF and up to 25 mio CHF		RV			DRV
		—	above 25 mio CHF	RV				DRV
	3.6	Decision on signature power policy for bank accounts				RV		DRV
	3.7	Expense authority (including external loans, guarantees and similar legally binding instruments, write-offs, IT-Investments or other items), unless budgeted, if exposure is :
		—	up to 10 mio CHF				RV	DRV
		—	above 10 mio CHF and up to 25 mio CHF		RV			DRV
		—	above 25 mio CHF	RV				DRV
	3.8	Insurance policy to the extent not covered by the respective policy on group level					RV	DRV
4.	PERSONNEL
	4.1	Personnel policy according to subsidiary's Objectives to the extent not covered by the respective policy on group level Objectives					RV	DRV
	4.2	Training policy to the extent not covered by the respective policy on group level:
		—	General training program				RV	DRV
		—	Training objectives				RV	DRV
	4.3	Employment agreements for CEOs and CFOs of subsidiaries			RV		R	DRV
	4.4	Remuneration of the members of the Group Company's management			RV		R	DRV
5.	QUALITY ASSURANCE
	5.1	General QA policy			RV			DRV
	5.2	QA program					RV	DRV
	5.3	Quality control					RV	DRV

Annex 2 to the Internal Regulations of the BoD of CENTERPULSE LTD. (Duties and Competencies with respect to Group Companies)

Authority :	RV = Review
DRV = Decision after review
D = Decision
R = Recommendation
C = Controlling
A = Approval
Duties			BoD of Centerpulse Ltd.	CEO	CFO of Centerpulse Ltd.	EC or as delegated pursuant to the Management Authorisation Guidelines	AGM / Board/ Management of Subsidiary
6.	SALES AND MARKETING
	6.1	Determination of marketing-, sales-, PR-and Advertising-policy to the extent not covered by the respective policy on group level				RV	DRV
	6.2	PR-policy the extent not covered by the respective policy on group level				RV	DRV
	6.3	Corporate identity policy to the extent not covered by the respective policy on group level		RV			DRV
	6.4	Budget		RV		R	DRV
	6.5	Marketing and sales program		RV		R	DRV
	6.6	Pricing Policy to the extent not covered by the respective policy on group level		RV		R	DRV
	6.7	Sales Contracts deviating materially from standard forms (especially regarding liability issues AND with an exposure or value over 20 mio CHF				RV	DRV
7.	ENVIRONMENTAL POLICY					A	D
8.	RESOURCE MANAGEMENT					A	D

Zurich	, this	3 October	2002

The Chairman		The Vice-Chairman
/s/ MAX LINK		/s/ ROLF WATTER

Adopted by resolution of the Board of Directors dated August 22, 2002

Annex 3

TO THE
INTERNAL REGULATIONS
OF THE
BOARD OF DIRECTORS
OF
CENTERPULSE Ltd.

List of items permitting Sole Signature Power

Status as per ................. 2002:

[ to be completed ]

QuickLinks

  Exhibit 3.2
Table of Contents
Table of Functions
Table of Functions